As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	47-2482414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St., 7th Floor Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Robert E. Sandlin

President & Chief Executive Officer

200 W. Forsyth St., 7th Floor

Jacksonville, FL 32202

(904) 396-5733

Copies to:

Daniel B. Nunn, Jr.

Nelson Mullins

50 North Laura Street, 41st Floor

Jacksonville, FL 32202

daniel.nunn@nelsonmullins.com

(Name and address of agent for service)

(904) 665- 3601

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2014 Patriot Transportation Holding, Inc. Equity Incentive Plan (Common Stock, $0.10 par value)	148,877(2)	$8.66(3)	$1,289,274.82(3)	$167.35

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”) this Registration Statement shall also cover any additional shares of common stock of Patriot Transportation Holding, Inc. (“Registrant”) that become issuable under the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Pursuant to the 2014 Plan, the number of shares of common stock available for issuance under the Plan may be adjusted as appropriate in the event of any extraordinary cash dividend, stock split, reverse stock split, extraordinary corporate transaction or other relevant change in capitalization. In connection with certain antidilutive adjustments permitted under the 2014 Plan with respect to the payment of an extraordinary cash dividend to shareholders of $3.00 per share, this Registration Statement registers an additional 148,877 shares of common stock available for issuance under the 2014 Plan.
(3)	The proposed maximum offering price is calculated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purposes of calculating the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on May 14, 2020.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 148,877 additional shares of the Registrant’s common stock, par value $0.10 per share, reserved for issuance under the 2014 Plan in connection with antidilutive adjustments made in connection with an extraordinary cash dividend to the Registrant’s shareholders of $3.00 per share, which was paid on January 30, 2020 to shareholders of record as of the close of business on January 15, 2020.

The shares of common stock registered pursuant to this Registration Statement are of the same class of securities as the shares of common stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statements on Form S-8 (Registration No. 333-201792 and Registration No. 333-231421) filed with the Commission on January 30, 2015 and on May 13, 2019, respectively (together, the “Previously Filed Registration Statements”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Previously Filed Registration Statements are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

The following documents are hereby incorporated by reference into this Registration Statement:

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a.

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the Commission on December 11, 2019 (File No. 001-36605) and the Company’s Form 10-K/A filed with the Commission on December 13, 2019, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b.

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company’s Current Reports on Form 8-K filed with the Commission on December 4, 2019, January 29, 2020 and February 3, 2020 and the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 13, 2020

c.	The description of the Registrant’s common stock contained in its Information Statement, filed as Exhibit 99.1 to the Registrant’s Form 10 filed with the Commission on August 22, 2014 (File No. 001-36605) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Exhibit

4.1	Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration Statement on Form 10, filed on October 30, 2014, File No. 001-36605)

4.2	Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.4	Patriot Transportation Holding, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to Patriot's Registration Statement on Form 10, filed on October 2, 2014, File No. 001-36605)

4.5*	Second Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan

5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP

23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included in the signature page of this Registration Statement)

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida effective this 15th day of May, 2020.

PATRIOT TRANSPORTATION HOLDING, INC.

By:/s/Robert E. Sandlin
Robert E. Sandlin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated effective this 15th day of May, 2019.

Signature	Title

/s/Robert E. Sandlin	President, Chief Executive Officer and Director
Robert E. Sandlin	(Principal Executive Officer)

/s/Matthew C. McNulty	Vice President and Chief Financial Officer
Matthew C. McNulty	(Principal Financial Officer)

/s/John D. Klopfenstein	Controller and Chief Accounting Officer
John D. Klopfenstein	(Principal Accounting Officer)

/s/John E. Anderson	Director
John E. Anderson
/s/Thompson S. Baker II	Director
Thompson S. Baker II

/s/Edward L. Baker	Director
Edward L. Baker

/s/Luke E. Fichthorn III	Director
Luke E. Fichthorn III

/s/Charles D. Hyman	Director
Charles D. Hyman
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EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration Statement on Form 10, filed on October 30, 2014, File No. 001-36605)

4.2	Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8, filed on January 30, 2015, File No. 333-201792)

4.4	Patriot Transportation Holding, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to Patriot's Registration Statement on Form 10, filed on October 2, 2014, File No. 001-36605)

4.5*	Second Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan

5.1*	Opinion and consent of Nelson Mullins Riley & Scarborough LLP

23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm

23.2*	Consent of Nelson Mullins Riley & Scarborough LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included in the signature page of this Registration Statement)

* Filed herewith

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